SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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ONYX SOFTWARE CORPORATION
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Filed by Onyx Software Corporation pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: Onyx Software Corporation
Commission File No.: 0-25361

On June 6, 2006, Onyx Software Corporation sent the following e-mail to its employees.
E-Mail to Employees
Onyx Confidential
Team Onyx,
Today marks the beginning of an exciting new chapter for Onyx. This morning Onyx entered into a definitive agreement to be acquired by the holding company of Made2Manage, a privately held company owned by two private equity firms — Battery Ventures and Thoma Cressey Equity Partners — for $4.80 per share. Please see the attached press release.
We believe this is the right decision for stockholders, customers and employees. It provides liquidity for shareholders at a premium to recent trading prices, and it represents an endorsement of our business model, industry leadership and the hard work of all of our employees.
As you will see in the attached press release, upon the closing of the transaction Onyx will operate as a distinct business unit within Made2Manage. This structure will enable Onyx to continue our focus on the enterprise CRM market with the presence and backing of private equity partners who have considerable financial resources. The additional resources available to the combined entity should also enhance our ability to drive our strategy, up to and including potential future acquisitions to grow our position in the market. The transaction also will create some immediate savings by eliminating many of the significant costs associated with being a public company, which will expand our capabilities to make selected investments to help the business succeed.
As part of our next steps, we are proceeding with a customary closing process and anticipate completing the transaction in the third quarter of 2006. Please refer to the forthcoming FAQs for more detailed information about how your stock options, restricted shares or ESPP shares will be handled.
During the upcoming days and through the close of the transaction we must focus our energy and resources on one thing — continued execution. I am counting on each of you to continue to push to close new business, serve our customers with superior service and deliver our new innovative solutions on time, in short — deliver on the plans we have in place already. We must continue to meet the commitments we have to our customers and our business. We will be reaching out to our customers and partners to ensure they understand what this means for Onyx.
As the enterprise software market continues to consolidate and mature, I believe this acquisition is a logical next step for Onyx. Made2Manage and its backers have a solid history of developing strong, profitable, growing companies. Onyx will be part of a stronger enterprise software company with greater scale and strategic scope to leverage across all its businesses, while enabling Onyx to continue to do what it does best, with the much appreciated commitments and support by all of you.

I am sure you will have many questions regarding the transaction. I will try to address them on an all-hands meeting today at 1:15pm. If you are unable to attend the all-hands meeting in Bellevue, I will be holding conference calls at 1:40pm today and 7:30am tomorrow (both Pacific time).
The dial-in numbers are:
Reservationless-Plus Dial-In Number: (866) 808-0461
Reservationless-Plus International Dial-In Number: (770) 765-9494
Conference Code: 4510877610
During the conference call, I will take questions. After the call, you should address any questions to your manager or local HR representative or email me directly.
About the investors:
About Made2Manage Systems
Made2Manage Systems is the primary asset of M2M Holdings Inc., a holding company jointly owned by Battery Ventures VI, L.P. and Thoma Cressey Equity Partners. Made2Manage Systems has a 20-year history of helping companies achieve and sustain productive operations, satisfied customers, and profitable results through technology and services. The enterprise software and services provider is dedicated to becoming a valued business partner by helping each and every customer continuously improve their business processes over time. Toward this mission, Made2Manage Systems invests in the people, processes, technology and tools needed to provide its customers with a unique combination of customer-centric business practices; product fit; a broad range of consulting, IT and business services; and market and industry expertise. Made2Manage Systems currently serves more than 2,200 customers across a variety of manufacturing and distribution industries in 20 countries from 13 regional offices across North America, Europe and Asia.
About Battery Ventures
Founded in 1983, Battery Ventures is a leading venture capital firm focused on investing in technology companies at all stages of growth from seed to later stage and tech buyouts. With a team experienced investment professionals, Battery leverages its people, expertise and capital to help guide companies to category dominance. The firm has invested in over 180 companies worldwide across information technology industries. From its offices in Boston, Silicon Valley and Israel the partnership manages over $2 billion in committed capital.
About Thoma Cressey Equity Partners
Thoma Cressey Equity Partners (TCEP) is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 25 years. The firm originated the concept of

“industry consolidation” or “buy and build” investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. TCEP pursues an investment strategy of identifying high-potential industry sectors and partnering with top executives to invest in businesses that can grow both organically and through acquisitions. Through a series of eight private equity funds, TCEP has invested more than $2.0 billion of equity capital and currently manages more than $1.75 billion. TCEP’s investment focus is on companies in the software, healthcare, business services and consumer products industries. In the software industry, TCEP has completed 21 acquisitions across seven platform companies with total revenues in excess of $1.3 billion.
This is an important announcement, and we wanted to share it with you as soon as possible. I am sure that questions will come up in the days ahead so please stay in touch even while you are staying focused on the job at hand. We will be responsive and share information when it becomes available.
Regards,
  Janice

Additional Information About the Proposed Transaction and Where to Find It
In connection with the proposed transaction, Onyx will file a proxy statement with the Securities and Exchange Commission, or SEC. Investors and security holders are advised to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the proposed transaction and Onyx. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other documents filed by Onyx from the SEC Web site at www.sec.gov.
Onyx’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Onyx in connection with the proposed transaction. A description of certain of the interests of directors and executive officers of Onyx is set forth in the proxy statement for Onyx’s 2006 annual meeting of shareholders, which was filed with the SEC on April 28, 2006. Investors and security holders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.